Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-1 (333-265333) and on Form S-8 (333-267942) of our report dated April 19, 2023, relating to the consolidated financial statements of SAI.TECH Global Corp (formerly known as “TradeUP Global Corporation”)(the “Company”) for the years ended December 31, 2022 and 2021, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the Registration Statements.

/s/ Audit Alliance LLP

Singapore

April 19, 2023